UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

Effective as of April 1, 2026, Flywheel Advanced Technology, Inc., a Nevada corporation (the “Company), dismissed BCRG Group (“BCRG”) as its independent registered public accounting firm. The decision to change independent registered public accounting firms was made with the recommendation and approval of the Company’s board of directors (the “Board”). BCRG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2025 and September 30, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

During the fiscal years ended September 30, 2025 and September 30, 2024, and the subsequent interim period through March 31, 2026, there were no (i) disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions thereto, between the Company and BCRG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BCRG’s satisfaction, would have caused BCRG to make reference to such disagreements in its audit reports; and(ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that the Company identified material weaknesses in its internal control over financial reporting as of and for the year ended September 30, 2025, as disclosed in Part II, Item 9A, Controls and Procedures, of the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2026, specifically that such material weaknesses are stemming from control deficiencies relating to (i) not having an independent board of directors or an audit committee; (ii) not having written documentation of its internal control policies and procedures; and (iii) handling of all of the Company’s financial reporting by a financial consultant.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BCRG with a copy of this Current Report on Form 8-K and requested that BCRG furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether BCRG agrees with the statements of the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of the letter from BCRG is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On April 1, 2026, the Board approved the engagement of WSJ And Partners (“WSJ”), effective immediately upon dismissal of BCRG, as the Company’s independent registered public accounting firm, beginning with the review of the Company’s financial statements for the quarter ending March 31, 2026, and including the audit of the Company’s consolidated financial statements for the year ending September 30, 2026.

During the fiscal years ended September 30, 2025 and September 30, 2024, and the subsequent interim period through March 31, 2026, neither the Company nor anyone on its behalf has consulted with WSJ regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that WSJ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from BCRG Group dated April 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: April 7, 2026	By:	/s/ Luk Yuen Leung
	Name:	Luk Yuen Leung
	Title:	President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)